EXHIBIT "21"
                    SUBSIDIARIES OF THE REGISTRANT

The following are subsidiaries of Care as of March 21, 1994.


                                              State or Other Jurisdiction of
Subsidiary                                    of Incorporation or Organization
- --------------------------                    --------------------------------
Care Enterprises West                          Utah
Brel, Inc.                                     California
HealthCare Network                             California
Care Development Corp.                         California
Care Home Health Services, Inc.                California
Americare Midwest, Inc.                        Ohio
Hampshire Insurance Company, Ltd.              Turks and Caicos Islands
Americare Home Care, Inc.                      Ohio
Americare Home Care of
  West Virginia, Inc.                          West Virginia
Americare Nursing Centers, Inc.                Ohio
Sunset Villa Corp.                             New Mexico
Americare West Virginia, Inc.                  West Virginia
Beckley Health Care Corp.                      West Virginia
Dunbar Health Care Corp.                       West Virginia
Putnam Health Care Corp.                       West Virginia
Salem Health Care Corp.                        West Virginia
Circleville Health Care Corp.                  Ohio
Health Spectrum, Inc.                          Ohio
Lancaster Health Care Corp.                    Ohio
Marion Health Care Corp.                       Ohio
New Lexington Health Care Corp.                Ohio
Monroe Park Care Center, Inc.                  Ohio
Pomeroy Health Care Corp.                      Ohio
Rittman Health Care Corp.                      Ohio
Americare Development Corp.                    Ohio
Carefree Living of New Mexico, Inc.            New Mexico
Sandia Vista Development Corp.                 New Mexico
Care Finance, Inc.                             California
CKM Corporation, Inc.                          Delaware
Care Finance II, Inc.                          California
Glenville Health Care Corp.                    West Virginia